CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report included herein dated June 21, 2017, in the registration statement on Form N1-A of Forum Funds (1933 Act File No. 002-67052 and 1940 Act File No. 811-03023), with respect to the financial statements of Mohican VCA Fund, LP, as of December 31, 2015 and December 31, 2016, respectively.

Spicer Jeffries LLP

Greenwood Village, Colorado

August 10, 2017